Index of Financial Statements and Exhibits to be Filed in EDGAR
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       Exhibit
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       1-1    Consolidated  Balance  Sheet and Income  Statement of  FirstEnergy
              Ventures Corp.

       1-2 Consolidated Balance Sheet and Income Statement of FirstEnergy Facilities Services Group, LLC.

         A    Certificate of FirstEnergy Corp.